Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of October 31, 2024 (this “Assignment and Assumption Agreement”), is entered into by and among, Integer Holdings Corporation, a Delaware corporation (“Integer”) and Greatbatch Ltd., a New York corporation (“Seller,” and each Integer and Seller, an “Assignor”), and Electrochem Solutions, Inc., a Massachusetts corporation (“Assignee”), pursuant to the terms of that certain Stock Purchase Agreement, dated as of September 27, 2024, by and between Greatbatch Ltd. and Assignee (the “Purchase Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, each Assignor has agreed to assign all of their respective rights, title and interests in, and Assignee has agreed to assume all of each Assignor’s respective duties and obligations under the purchase orders specified on Exhibit A attached hereto (the “Assigned Contracts”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Assignor and Assignee hereby agree as follows:

1.    Effective as of immediately prior to the Closing, each Assignor hereby conveys, assigns, grants, transfers and delivers to Assignee all of such Assignor’s respective right, title and interest in and to the Assigned Contracts, and the Assignee hereby accepts each such assignment and assumes and agrees to pay, perform and discharge when due all liabilities and obligations under the Assigned Contracts.

2.    This Assignment and Assumption Agreement is provided as an Ancillary Document in connection with the transactions contemplated by the Purchase Agreement. In the event of a conflict or inconsistency between the provisions of this Assignment and Assumption Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall prevail.

3.    This Assignment and Assumption Agreement shall bind and inure to the benefit of each Assignor, Assignee and their respective successors and permitted assigns.

4.    This Assignment and Assumption Agreement and any disputes or actions (whether in contract or tort) that may be based upon, arise out of or relate to this Assignment and Assumption Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof to the extent such principles would require or permit the application of laws of another jurisdiction.

5.    If at any time after the Closing any further action is necessary or desirable to fully effect the transactions contemplated by this Assignment and Assumption Agreement, each of the parties hereto covenant and agree to execute and deliver such other and further assignments, instruments of transfer, bills of sale, conveyances or other documents as may be reasonably required.

6.    This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that each party need not sign the same counterpart. This Assignment and Assumption Agreement may be executed and delivered by facsimile, electronic mail (including email, .pdf or other digital copies of signatures) or another form of electronic signature or transmission.

[Signature page follows]

IN WITNESS WHEREOF, each Assignor has caused this Assignment and Assumption Agreement to be duly executed by an authorized officer as of the date first written above.

INTEGER HOLDINGS CORPORATION

By:	/s/ Andrew Senn
Name:	Andrew Senn
Title:	Senior Vice President, Strategy, Business
Development and Investor Relations

GREATBATCH LTD.

By:	/s/ Tom P. Thomas
Name:	Tom P. Thomas
Title:	Vice President, Treasurer and Corporate
Controller

Signature Page to Assignment and Assumption Agreement

IN WITNESS WHEREOF, Assignee has caused this Assignment and Assumption Agreement to be duly executed by an authorized officer as of the date first written above.

ELECTROCHEM SOLUTIONS, INC.

By:	/s/ Keith Thorp
Name:	Keith Thorp
Title:	Senior Director, Global Tax

Signature Page to Assignment and Assumption Agreement